Salomon Brothers All Cap Value Fund
Salomon Brothers Balanced Fund
Salomon Brothers Cash Management Fund
Salomon Brothers High Yield Bond Fund
Salomon Brothers Institutional Money Market Fund
Salomon Brothers Large Cap Growth Fund
Salomon Brothers New York Municipal Money Market Fund
Salomon Brothers Short/Intermediate U.S. Government Fund
Salomon Brothers Small Cap Growth Fund
Salomon Brothers Strategic Bond Fund

Sub-Item 77E  (Legal Matters Putative class action lawsuits)
Registrant incorporates by reference Registrant's 497 Supplement dated October 26, 2005 filed on October 26, 2005.
(Accession No. 0001193125-05-208542)


Sub-Item 77E (Legal Matters Investment Company Act Section
19(a) and 34(b))
Registrant incorporates by reference Registrant's 497 Supplement dated September 22, 2005 filed on September 22, 2005.
(Accession No. 0001193125-05-189435)


Sub-Item 77E (Legal Matters Advisers Act Section 206(1) and 206(2)) Registrant incorporates by reference Registrant's 497 Supplement dated June 2, 2005 filed on June 2, 2005.
(Accession No. 0001193125-05-119235)